RIVER ROCK ENTERTAINMENT AUTHORITY
(A Governmental Instrumentality of the Dry Creek Rancheria Band of Pomo Indians)

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of River Rock Entertainment Authority (the “Authority”) on Form 10-Q for the quarter ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yuan Fang (Yvonne) Mao, Chief Financial Officer of the Authority, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Authority.

By: /s/ Yuan Fang (Yvonne) Mao
Yuan Fang (Yvonne) Mao
Chief Financial Officer
August 15, 2005

A signed original of this written statement required by Section 906 has been provided to the River Rock Entertainment Authority and will be retained by the River Rock Entertainment Authority and furnished to the Securities and Exchange Commission or its staff upon request.